Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

ORACLE BOARD APPOINTS LARRY ELLISON EXECUTIVE CHAIRMAN AND CTO

Safra Catz and Mark Hurd Appointed CEO

REDWOOD SHORES, Calif., September 18, 2014 — The Oracle Board of Directors today announced that it has elected Larry Ellison to the position of Executive Chairman of Oracle’s Board and appointed him the company’s Chief Technology Officer. Jeff Henley, who has served as Oracle’s Chairman for the last 10 years, was appointed Oracle’s Vice Chairman of the Board.

The Oracle Board also promoted both Safra Catz and Mark Hurd to the position of CEO, Oracle Corporation. All manufacturing, finance, and legal functions will continue to report to Oracle CEO, Safra Catz. All sales, service and vertical industry global business units will continue to report to Oracle CEO, Mark Hurd. All software and hardware engineering functions will continue to report to Oracle Chairman and CTO, Larry Ellison.

“Safra and Mark will now report to the Oracle Board rather than to me,” said Larry Ellison. “All the other reporting relationships will remain unchanged. The three of us have been working well together for the last several years, and we plan to continue working together for the foreseeable future. Keeping this management team in place has always been a top priority of mine.”

“Larry has made it very clear that he wants to keep working full time and focus his energy on product engineering, technology development and strategy,” said the Oracle Board’s Presiding Director, Dr. Michael Boskin. “Safra and Mark are exceptional executives who have repeatedly demonstrated their ability to lead, manage and grow the company. The Directors are thrilled that the best senior executive team in the industry will continue to move the company forward into a bright future.”

About Oracle

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